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                              EMPLOYMENT AGREEMENT

        This Employment Agreement (this "Agreement") is made and entered into May 2, 2001, by and between Jonathan M. Clarkson (the "Executive"), and Bellwether Exploration Company, a Delaware corporation (the "Company"), and the effective date of which shall be the date (the "Effective Date") on which the Effective Time occurs, as such term is defined in the Agreement and Plan of Merger dated as of January 24, 2001 between Bargo Energy Company and the Company (the "Merger Agreement").

                              W I T N E S S E T H:

        WHEREAS, in connection with the merger by and between Bargo Energy Company and the Company, the Company wishes to employ the Executive as its President and Chief Financial Officer and to perform services incident to such position for the Company, and the Executive wishes to be so employed by the Company, all upon the terms and conditions hereinafter set forth:

        NOW THEREFORE, in consideration of the premises and mutual covenants and obligations herein set forth and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, accepted and agreed to, the parties hereto, intending to be legally bound, hereby agree as follows:

        1. EMPLOYMENT AND TERM. The Company hereby employs the Executive to serve as its President and Chief Financial Officer. The term of this Agreement (the "Term of this Agreement") shall be effective as of the Effective Date and shall terminate thirty-six (36) months from the date thereof (the "Termination Date"), unless earlier terminated by either party hereto in accordance with the provisions of Section 5 hereof; provided, however, that beginning on the first anniversary date of the Effective Date and on each anniversary date of the Effective Date thereafter, the Term of this Agreement shall be automatically extended one additional year unless either party shall give written notice to the other at least six months prior to such anniversary of the Effective Date that the Term of this Agreement shall cease to be so extended. During the Term of this Agreement, the terms of employment shall be as set forth herein unless modified by the Executive and the Company in accordance with the provisions of
Section 12 hereof. The Executive hereby agrees to accept such employment and to perform the services specified herein, all upon the terms and conditions hereinafter set forth.

        2. POSITION AND RESPONSIBILITIES. The Executive shall serve as the President and Chief Financial Officer of the Company and shall report to, and be subject to the general direction of the Chief Executive Officer and the Board of Directors of the Company (the "Board"). During the Term of this Agreement, the Executive shall be nominated to serve as a member of the Board with respect to each meeting, or consent in lieu of meeting, of stockholders of the Company at which directors are to be elected. The Executive shall have other obligations, duties, authority and power to do all acts and things as are customarily done by a person holding the same or equivalent position or performing duties similar to those to be performed by executives in corporations of similar size to the Company and shall perform such managerial duties and responsibilities for the Company as may reasonably be assigned to him by the Chief

Executive Officer and the Board. Unless otherwise agreed to by the Executive, the Executive shall be based at the Company's principal executive offices located in the greater Houston, Texas metropolitan area.

        3. EXTENT OF SERVICE. The Executive shall devote his full business time and attention to the business of the Company.

        4.      COMPENSATION.

                (a) In consideration of the services to be rendered by the Executive to the Company, the Company will pay the Executive a salary ("Salary") of $325,000.00 per year during the Term of this Agreement. Such Salary will be payable in conformity with the Company's prevailing practice for executives' compensation as such practice shall be established or modified from time to time. Salary payments shall be subject to all applicable federal and state withholding, payroll and other taxes. From time to time during the Term of this Agreement, the amount of the Executive's Salary may be increased by, and at the sole discretion of, the Compensation Committee of the Board, which shall review the Executive's Salary no less regularly than annually.

                (b) The Company shall grant the Executive an option to purchase 300,000 shares of common stock of the Company at an exercise price per share equal to the closing price of a share of Company common stock on the Effective Date. Such Option shall vest 33.4% on the Effective Date of this Agreement and on each of the first and second anniversary dates of the Effective Date. The term of the Option shall be ten years from the date of grant.

                (c) Any annual cash and/or stock bonuses paid to the Executive shall be based on performance and be at the sole discretion of the Compensation Committee of the Board; provided, however, in the event such cash and/or stock bonuses shall be paid to the Executive, it shall be no less than 50% of Executive's then existing current Salary.

                (d) During the Term of this Agreement, the Company shall pay or reimburse the Executive for all reasonable out-of-pocket expenses for travel, meals, hotel accommodations, entertainment and the like incurred by him in connection with the business of the Company upon submission by him of an appropriate statement documenting such expenses as required by the Internal Revenue Code of 1986, as amended (the "Code").

                (e) The Executive shall be entitled to four (4) weeks of paid vacation during each calendar year during the Term of this Agreement. Vacation shall accrue commencing on the first day of each calendar year or such proportionate part of such year computed from the date first above written. The Company shall pay the Executive for any accrued but unused portion of vacation and any such unused vacation shall not be carried forward to the next year.

                (f) During the Term of this Agreement, the Executive shall be entitled to participate in and to receive all rights and benefits under any life, disability, medical and dental, health and accident and profit sharing or deferred compensation plans and such other plan or plans as may be implemented by the Company during the Term of this Agreement. The

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Executive shall also be entitled to participate in and to receive all rights and benefits under any plan or program adopted by the Company for any other or group of other executive employees of the Company, including without limitation, the rights and benefits under the directors' and officers' liability insurance currently in place under the Company's insurance program for the directors and officers of the Company.

                (g) During the Term of this Agreement, the Executive shall be entitled to receive a car allowance of $500.00 per month and one parking space shall be provided to the Executive by the Company.

                (h) The Company shall pay one club initiation fee of up to $25,000.00 and the base monthly dues applicable thereto, not to exceed $400.00 per month.

        5.      TERMINATION.

                (a) Termination by Company; Discharge for Cause. The Company shall be entitled to terminate this Agreement and the Executive's employment with the Company at any time and for whatever reason; or at any time for "Cause" (as defined below) by written notice to the Executive. Termination of the Executive's employment by the Company shall constitute a termination for "Cause" if the termination is evidenced by a resolution adopted in good faith by two-thirds of the Board that the Executive:

                        (i) intentionally and continually failed materially in the aggregate to perform his reasonably assigned duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness or from the assignment to the Executive of duties that would constitute Good Reason) which failure continued for a period of at least thirty
(30) days after a written notice of demand for substantial performance, signed by a duly authorized officer of the Company, has been delivered to the Executive specifying the manner in which the Executive has failed materially in the aggregate to perform, or

                        (ii) intentionally engaged in conduct which is demonstrably and materially injurious to the Company; provided, however, that no termination of the Executive's employment shall be for Cause as set forth in this Section 5(a) until (A) there shall have been delivered to the Executive a copy of a written notice, signed by a duly authorized officer of the Company, setting forth that the Executive was guilty of the conduct set forth in this
Section 5(a) and specifying the particulars thereof in reasonable detail, and
(B) the Executive shall have been provided an opportunity to be heard in person by the Board (with the assistance of the Executive's counsel if the Executive so desires).

No act, nor failure to act, on the Executive's part, shall be considered "intentional" unless the Executive has acted, or failed to act, with a lack of good faith and with a lack of reasonable belief that the Executive's action or failure to act was in the best interest of the Company. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the Executive shall constitute Cause for purposes of this Agreement after a "Notice of Termination" (as defined in Section 9) is given to the Company by Executive. In the event of the Executive's termination by the Company for Cause hereunder, the Executive shall be entitled to

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no severance or other termination benefits except for his "Accrued Compensation"
(as defined below) and vested options which must be exercised within ninety (90) days of Executive's date of termination. A termination of this Agreement by the Company without Cause pursuant to this Section 5(a) shall entitle the Executive to the Severance Payment and other benefits specified in Section 5(f) hereof.
For the purposes of this Agreement, "Accrued Compensation" shall mean all amounts of compensation for services rendered to the Company that have been earned or accrued through the date of termination but that have not been paid as of the date of termination including (i) base Salary, (ii) reimbursement for business expenses incurred by the Executive on behalf of the Company during the period ending on the termination date, (iii) vacation pay and (iv) bonuses and incentive compensation; provided, however, that Accrued Compensation shall not include (A) any amounts described in clause (i) or clause (iv) that have been deferred pursuant to any salary reduction or deferred compensation elections made by the Executive or (B) any unvested stock options to purchase securities of the Company. Notwithstanding anything to the contrary contained in this Agreement and regardless of the reason of the termination hereof and Executive's employment hereunder, Company shall remain obligated to pay Executive such deferred compensation in accordance with the plans relating thereto.

                (b) Death. If the Executive dies during the Term of this Agreement and while in the employ of the Company, this Agreement shall automatically terminate and the Company shall have no further obligation to the Executive or his estate except that the Company shall pay to the Executive's estate that portion of his Accrued Compensation accrued through the date of death. All such payments to the Executive's estate shall be made in the same manner and at the same time as the Executive's Salary. All of the Executive's outstanding stock options to purchase securities of the Company which were not vested on the date of death shall become immediately vested and shall be exercisable for the remaining term of the applicable option or a period of two
(2) years from such date, whichever is the lesser, notwithstanding any provisions to the contrary in the option agreement relating to such options.

                (c)     Disability.

                        (i) If during the Term of this Agreement, Executive shall have been absent from the full-time performance of Executive's duties with the Company for six consecutive months as a result of Executive's incapacity due to physical or mental illness, as determined by a physician selected by the Company and reasonably acceptable to the Executive, and within thirty (30) days after written Notice of Termination is given by the Company Executive shall not have returned to the full-time performance of Executive's duties, Executive's employment may be terminated by the Company for "Disability", provided Executive is entitled to and is receiving benefits under an insured long term disability plan of the Company, and Executive is paid his Accrued Compensation. Thereafter, Executive shall not be entitled to further compensation pursuant to this Agreement. All of the Executive's outstanding stock options to purchase securities of the Company which were not vested on the date of termination for Disability shall become immediately vested and shall be exercisable for the remaining term of the applicable option or a period of two (2) years from such date, whichever is the lesser, notwithstanding any provisions to the contrary in the option agreement relating to such options;

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                        (ii)    If Executive fails during any period during the
Term of this Agreement to perform Executive's full-time duties with the Company as a result of incapacity due to physical or mental illness, as determined by Executive's physician, Executive shall continue to receive his Salary, less any amount payable to Executive under a Company disability plan, and all other compensation and benefits during such period until this Agreement is terminated.

                (d) Termination for Good Reason. The Executive shall be entitled to terminate this Agreement and his employment with the Company under this Agreement at any time upon thirty (30) days written notice to the Company for "Good Reason" (as defined below). The Executive's termination of employment shall be for "Good Reason" if such termination is a result of any of the following events:

                        (i) The Executive is assigned any responsibilities or duties materially inconsistent with his position, duties, responsibilities and status with the Company as in effect at the Effective Date or as may be assigned to the Executive pursuant to Section 2 hereof; the Executive's title or offices as in effect at the Effective Date or as the Executive may be appointed or elected to in accordance with Section 2 are changed, including, but not limited to, the failure to elect Executive to the Board or the removal of Executive from the Board during the Term of this Agreement; the Executive is required to report to or be directed by any person other than the Chief Executive Officer and the Board; or the Executive is not assigned or offered a position, duties or responsibilities with a successor of the Company;

                        (ii) there is a reduction in the Salary (as such Salary shall have been increased from time to time) payable to the Executive pursuant to Section 4(a) hereof;

                        (iii) failure by the Company or any successor to the Company or its assets to continue to provide to the Executive any material benefit, bonus, profit sharing, incentive, remuneration or compensation plan, stock ownership or purchase plan, stock option plan, life insurance, disability plan, pension plan or retirement plan in which the Executive was entitled to participate in as of the Effective Date of this Agreement or subsequent thereto, or the taking by the Company of any action that materially and adversely affects the Executive's participation in or materially reduces his rights or benefits under or pursuant to any such plan or the failure by the Company to increase or improve such rights or benefits on a basis consistent with practices in effect prior to the date of this Agreement or with practices implemented and subsequent to the date of this Agreement with respect to the executive employees of the Company generally, whichever is more favorable to the Executive, but excluding such action that is required by law;

                        (iv) without Executive's consent, the Company requires the Executive to relocate to any city or community other than the Houston, Texas metropolitan area, except for required travel on the Company's business to an extent substantially consistent with the Executive's business obligations this Agreement;

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                        (v)     there is any material breach by the Company of
any provision of this Agreement; or

                        (vi) any attempted termination of Executive's employment by the Company which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 9 (and, if applicable, Section 5(a)); and for purposes hereof, no such attempted termination shall be effective.

        Upon the Executive's termination of this Agreement for Good Reason, the Executive shall be entitled to the Severance Payment and other benefits specified in Section 5(f) hereof.

                (e) Voluntary Termination. Notwithstanding anything to the contrary herein, the Executive shall be entitled to voluntarily terminate this Agreement and his employment with the Company at his discretion upon thirty (30) days written notice to such effect. In such event, the Executive shall not be entitled to any further compensation other than his Accrued Compensation. At the Company's option, the Company may pay to the Executive the Salary and benefits that the Executive would have received during such thirty (30) day period in lieu of requiring the Executive to remain in the employment of the Company for such thirty (30) day period.

                (f) Termination Benefits Upon Involuntary Termination or Termination for Good Reason. In the event that the Company terminates this Agreement and the Executive's employment with the Company for any reason other than for Cause (as defined in Section 5(a) hereof) or the death or Disability (as defined in Section 5(c) hereof) of the Executive, or the Executive terminates this Agreement and his employment with the Company for Good Reason (as set forth in Section 5(d) hereof), then the Company shall pay the Executive, in addition to his Accrued Compensation, an amount equal to (x) three (3) times the Executive's highest annual Salary in existence at any time during the last two (2) years of employment immediately preceding the date of termination, plus
(y) three (3) times the highest annual bonus paid or payable to the Executive while employed by the Company or any predecessor thereto (including, but not limited to, Bargo Energy Company), minus applicable withholding and authorized salary reductions, if any (the "Severance Payment"). The amounts required to be paid to the Executive pursuant to this Section 5(f) shall be within thirty (30) days of the Termination Date. In addition, following such termination, the Executive shall be entitled to the following benefits (collectively, the "Additional Benefits");

                        (i) all then outstanding Company stock-based awards of Executive, whether under this Agreement, a Company stock plan, stock option plan or otherwise, shall become immediately exercisable and payable in full, as the case may be, with any performance goals associated therewith being deemed to have been achieved at the maximum levels and the Executive shall have the right to exercise all of Executive's options to purchase securities of the Company for the remaining term of the applicable option or a period of two (2) years from such date, whichever is the lesser. Notwithstanding anything in this Agreement to the contrary, if any payment to Executive in respect of a Company stock-based award would give rise to a short-swing profit liability to Executive under
Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), then both the payment and the entitlement to payment thereof shall

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automatically be deferred until the earliest date at which the payment of such benefit would not result in a short-swing profit liability to Executive;

                        (ii) for the twenty-four (24) month period after such date of termination the Company, at its sole expense, shall continue to provide or arrange to provide Executive (and Executive's dependents) with health insurance benefits no less favorable than the health plan benefits provided by the Company (or any successor) during such twenty-four (24) month period to any senior executive officer of the Company; provided, further, to the extent the coverage or benefits received are taxable to Executive, the Company shall make Executive "whole" on a net after tax basis.

The parties agree that, because there can be no exact measure of the damages which would occur to the Executive as a result of termination of employment, such payments contemplated in this Section 5(f) shall be deemed to constitute liquidated damages and not a penalty and the Company agrees that the Executive shall not be required to mitigate his damages. The termination compensation in this Section 5(f) shall be paid only if the Executive and the Company each executes a termination agreement releasing all legally waivable claims of each other arising from the Executive's employment; provided, however, such waiver shall not include the waiver of the Company's obligations to pay Executive deferred compensation in accordance with the plans relating thereto.

                (g) Termination and Benefits upon a Change in Control. In the event of a Change in Control, as defined in this Section 5(g), in lieu of the Severance Payment contained in Section 5(f) hereof, if the Executive is terminated without Cause or the Executive terminates his employment for Good Reason within the twelve (12) month period immediately following a Change in Control, the Company shall pay to the Executive, in addition to his Accrued Compensation, a lump sum amount equal to: (x) three (3) times the Executive's highest annual Salary in existence at any time during the last two (2) years immediately preceding the date of termination, plus (y) three (3) times the highest annual bonus paid or payable to the Executive while employed by the Company or any predecessor thereto (including, but not limited to, Bargo Energy Company), minus applicable withholding and authorized salary reductions, if any ( the "Payment"). The amounts required to be paid to the Executive pursuant to this Section 5(g) shall be paid immediately upon the date of termination. The Executive shall also be entitled to receive the Additional Benefits listed in
Section 5(f)(i) and (ii). "Change in Control" means or shall be deemed to have occurred if and when: (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or more than 35% of the total voting power of the outstanding voting stock of the Company; (ii) the Company shall consolidate with or merge into any other person or any other person shall consolidate with or merge into the Company, other than any consolidation or merger where persons who are beneficial owners of the Company's stock having the right to elect directors in ordinary circumstances immediately prior thereto become the beneficial owners or shares of stock of the surviving corporation entitling such persons to exercise more than 50% of the aggregate voting power of all classes of such corporation's stock having the right to elect directors in ordinary circumstances; (iii) during any two (2) year period individuals who at the beginning of such period constituted the Board, together with any new directors whose election by such Board or whose nomination by the

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Board of Directors for election by the stockholders of the Company was approved by a majority of the directors at the beginning of such period or whose election or nomination for election was previously approved, cease for any reason to constitute a majority of the Board then in office; (iv) the Company sells, assigns, conveys, transfers, leases or otherwise disposes of 51% or more (by book value) of the Company assets (either in one transaction or a series of related transactions); (v) the liquidation of dissolution of the Company; or
(vi) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Change in Control has occurred.

                (h) Survival. Notwithstanding the termination of this Agreement under this Section 5, the provisions of Sections 7, 8, 10, 14, 15 and 16 of this Agreement, and all other provisions hereof which by their terms are to be performed following the termination hereof shall survive such termination and be continuing obligations.

                (i) Mitigation. Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation or benefit earned by Executive as a result of employment by another employer, self-employment earnings, by retirement benefits, by offset against any amount claimed to be owing by Executive to the Company, or otherwise.

                (j) Excise Taxes. If the excise tax relating to "parachute payments" under Section 280G of the Code applies to any payment made to Executive pursuant to the terms of this Agreement, then the Company shall pay the Executive an additional payment in an amount such that, after payment of federal income taxes (but not the excise tax) on such additional payment, the Executive retains an amount equal to the excise tax originally imposed on the payment.

        6. CONSENT AND WAIVER BY THIRD PARTIES. The Executive hereby represents and warrants that he has obtained all necessary waivers and/or consent from third parties as to enable him to accept employment with the Company on the terms and conditions set forth herein and to executed and perform this Agreement without being in conflict with any other agreement, obligations or understanding with any such third party.

        7. CONFIDENTIAL INFORMATION. The Executive acknowledges that in the course of his employment with the Company, he has received and will receive access to confidential information of a special and unique value concerning the Company and its business, including, without limitation, trade secrets, know-how, lists of customers, employee records, books and records relating to operations, costs or providing service and equipment, operating and maintenance costs, pricing criteria and other confidential information and knowledge concerning the business of the Company and its affiliates (hereinafter collectively referred to as "information") which the Company desires to protect. The Executive acknowledges that such information is confidential and the protection of such confidential information against unauthorized use or disclosure is of critical importance to the Company. The Executive agrees that he will not reveal such information to any one outside the Company. The Executive further agrees that during the Term of this Agreement and thereafter he will not use or disclose such information. Upon termination of his employment hereunder, the Executive shall surrender to the

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Company all papers, documents, writings and other property produced by him or coming into his possession by or through his employment hereunder and relating to the information referred to in this Section 7, and the Executive agrees that all such materials will at all times remain the property of the Company. The obligation of confidentiality, non-use and non-disclosure of know-how set forth in this Section 7 shall not extend to know-how (i) which was in the public domain prior to disclosure by the disclosing party, (ii) which comes into the public domain other than through a breach of this Agreement, (iii) which is disclosed to the Executive after the termination of this Agreement by a third party having legitimate possession thereof and the unrestricted right to make such disclosure, or (iv) which is necessarily disclosed in the course of the Executive's performance of his duties to the Company as contemplated in this Agreement. The agreements in this Section 7 shall survive the termination of this Agreement.

        8. NO SOLICITATION. To support the agreements contained in Section 7 hereof, from the Effective Date and for a period of twelve (12) months after the Executive's employment with the Company is terminated voluntarily (including retirement) or for Cause, the Executive shall not, either directly or indirectly, through any person, firm, association or corporation with which the Executive is now or may hereafter become associated, (i) hire, employ, solicit or engage any then current employee of the Company or its affiliates, or (ii) use in any competition, solicitation or marketing effort any information as to which the Executive has a duty of confidential treatment under Section 7 above, unless agreed to by the Company.

        9. NOTICES. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered or three days from the date mailed, postage prepaid, by certified mail, return receipt requested, or by facsimile if addressed to the respective parties as follows:

        If to the Executive:    Jonathan M. Clarkson
                                145 Radney Road
                                Houston, Texas 77024

        If to the Company:      Bellwether Exploration Company
                                1331 Lamar, Suite 1455
                                Houston, Texas 77010-3039
                                Attn: Douglas Manner, Chief Executive Officer

Any termination pursuant to the terms of this Agreement shall be communicated by written Notice of Termination to the other party hereto. For purposes hereof, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision herein relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

Either party hereto may designate a different address by providing written notice of such new address to the other party hereto.

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        10.     SUCCESSORS; BINDING AGREEMENT.

                (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidated or otherwise) to all or substantially all of the business and assets of the Company ("Successor") or any corporation which becomes the ultimate parent corporation of the Company or any such Successor ("Ultimate Parent") to expressly assume and agree in writing reasonably satisfactory to the Executive to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such written agreement prior to the effectiveness of any such succession or creation of the parent corporation relationship shall be a breach of this Agreement and shall entitle Executive to Accrued Compensation, Additional Benefits and benefits from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, provided, however, the date on which any such succession (or creation of the parent corporation relationship) becomes effective shall be deemed the date of termination for the purposes of implementing the foregoing. As used in this Agreement, including, without limitation, in Section 2, the term "Company" shall include any Successor and Ultimate Parent which executes and delivers the Agreement as provided for in this Section 10 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

                (b) This Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

        11. SPECIFIC PERFORMANCE. The Executive acknowledges that a remedy at law for any breach or attempted breach of Section 7 of this Agreement will be inadequate, agrees that the Company shall be entitled to specific performance and injunctive and other equitable relief in case of any such a breach or attempted breach, and further agrees to waive any requirement of the securing or posting of any bond in connection with the obtaining of any such injunctive or any other equitable relief.

        12. WAIVERS AND MODIFICATIONS. This Agreement may be modified, and the rights and remedies of any provision hereof may be waived, only in accordance with this Section 12. No modifications or waiver by the Company shall be effective without the consent of at least a majority of the Compensation Committee of the Board then in office at the time of such modification or waiver. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement sets forth all the terms of the understandings between the parties with reference to the subject matter set forth herein and may be amended only by an instrument in writing signed by both parties.

        13. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Texas.

        14. SEVERABILITY. In case one or more of the provisions contained in this Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        15. ARBITRATION. In the event that a dispute or controversy should arise between the Executive and the Company as to the meaning or application of any provision, term or condition of this Agreement, such dispute or controversy shall be settled by binding arbitration in Houston, Texas and for said purpose each of the parties hereto hereby expressly consents to such arbitration in such place. Such arbitration shall be conducted in accordance with the existing rules and regulations of the American Arbitration Association governing commercial transactions. The expense of the arbitrator shall be borne by the Company.

        16. INDEMNIFICATION. During the Term of this Agreement and for a period of six years thereafter, the Company shall cause Executive to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Company or service in other capacities at the request of the Company. The coverage provided to Executive pursuant to this section 16 shall be of a scope and on terms and conditions at least as favorable as the most favorable coverage provided to any other officer or director the Company (or any successor). In addition, to the maximum extent permitted under applicable, law, during the Term of this Agreement and for a period of six years thereafter, the Company shall indemnify Executive against and hold Executive harmless from any costs, liabilities, losses and exposures for Executive's services as an employee, officer and director of the Company (or any successor), except in such circumstances where liabilities are the direct result of Executive's gross negligence or willful misconduct.

        17. Executive waives any right to recover punitive, special, exemplary and consequential damages arising in connection with or with respect to any term or provision contained in this Agreement.

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

        In WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date and year first above written.

                                        COMPANY:

                                        BELLWETHER EXPLORATION COMPANY


                                        By: /s/ Douglas G. Manner
                                           ---------------------------------
                                           Douglas G. Manner,
                                           Chief Executive Officer

                                        EXECUTIVE:


                                        By: /s/ Jonathan M. Clarkson
                                           ---------------------------------
                                           Jonathan M. Clarkson

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